Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of November 25, 2014 (the “Effective Date”), is entered into by and among Revolution Lighting Technologies, Inc., a Delaware corporation (the “Company”) and RVL 1 LLC, a Delaware limited liability company (the “Holder”).

RECITALS

WHEREAS, the Company has agreed to issue and sell up to 8,000,000 shares, plus an over-allotment option to the underwriters of up to 1,200,000 shares (collectively, the “Issuance Shares”) of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) in an underwritten public offering (the “Common Stock Offering”) pursuant to the Underwriting Agreement, dated as of the date hereof, between the Company and Roth Capital Partners, LLC (the “Underwriting Agreement”);

WHEREAS, the Company has filed with the Secretary of State of Delaware (i) a Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the “Series B Certificate of Designations”), (ii) a Certificate of Designations, Preferences and Rights of the Series C Senior Convertible Preferred Stock (the “Series C Certificate of Designations”), (iii) a Certificate of Designations, Preferences and Rights of the Series E Senior Convertible Redeemable Preferred Stock (the “Series E Certificate of Designations”) and (iv) a Certificate of Designations, Preferences and Rights of the Series G Senior Convertible Redeemable Preferred Stock (the “Series G Certificate of Designations”);

WHEREAS, the Holder holds (i) 2 shares (the “Series B Preferred Shares”) of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”), which represent all of the issued and outstanding shares of Series B Preferred Stock of the Company, (ii) 10,224 shares (the “Series C Preferred Shares”) of the Series C Senior Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series C Preferred Stock”), which represent all of the issued and outstanding shares of Series C Preferred Stock of the Company, (iii) 5,000 shares (the “Series E Preferred Shares”) of the Series E Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series E Preferred Stock”), which represent all of the issued and outstanding shares of Series E Preferred Stock of the Company, and (iv) 18,000 shares (the “Series G Preferred Shares”) of Series G Senior Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series G Preferred Stock”), which represent all of the issued and outstanding shares of Series G Preferred Stock of the Company;

WHEREAS, the Company has received the appraisal, dated as of November 21, 2014, of Cherry Bekaert LLP, as an independent fair value measurement advisor, which estimates the “fair value” pursuant to Accounting Standards Codification (ASC) 820 of the Series B Preferred Shares, the Series C Preferred Shares, the Series E Preferred Shares and the Series G Preferred Shares, in the aggregate, to be $59,882,251, as of the date of such appraisal;

WHEREAS, in exchange for the issuance to the Holder of certain additional shares of Common Stock (the “Additional Shares”), the Holder has agreed, in connection with the

Common Stock Offering, to (i) convert all outstanding Series B Preferred Shares in accordance with the provisions of the Series B Certificate of Designations (the “Series B Conversion”) into the number of shares of Common Stock (the “Series B Conversion Shares”) specified in the conversion notice for the Series B Preferred Shares (the “Series B Conversion Notice”), (ii) convert all outstanding Series C Preferred Shares, plus any accrued and unpaid dividends thereon, in accordance with the provisions of the Series C Certificate of Designations (the “Series C Conversion”) into the number of shares of Common Stock (the “Series C Conversion Shares”) specified in the conversion notice for the Series C Preferred Shares (the “Series C Conversion Notice”), (iii) convert all outstanding Series E Preferred Shares, plus any accrued and unpaid dividends thereon, in accordance with the provisions of the Series E Certificate of Designations (the “Series E Conversion”) into the number of shares of Common Stock (the “Series E Conversion Shares”) specified in the conversion notice for the Series E Preferred Shares (the “Series E Conversion Notice”) and (iv) convert all of the Series G Preferred Shares, plus any accrued and unpaid dividends thereon, in accordance with the provisions of the Series G Certificate of Designations (the “Series G Conversion” and, collectively with the Series B Conversion, the Series C Conversion and the Series E Conversion, the “Preferred Share Conversion”) into the number of shares of Common Stock (the “Series G Conversion Shares” and, collectively with the Series B Conversion Shares, the Series C Conversion Shares and the Series E Conversion Shares, the “Conversion Shares”; the Conversion Shares and the Additional Shares are referred to collectively herein as the “Exchange Shares”) specified in the conversion notice for the Series G Preferred Shares (the “Series G Conversion Notice” and, collectively with the Series B Conversion Notice, the Series C Conversion Notice and the Series E Conversion Notice, the “Conversion Notices”); and

WHEREAS, the Holder and the Company have agreed that the aggregate number of Exchange Shares to be issued pursuant to this Agreement will be 36,300,171, with the allocation of that amount among the Additional Shares, the Series B Conversion Shares, the Series C Conversion Shares, the Series E Conversion Shares and the Series G Conversion Shares to be determined according to the amounts specified in the final Conversion Notices.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the parties hereto hereby agree as follows:

Section 1. Conversion Notices. At or prior to the Exchange Time (as defined below), the Holder shall deliver to the Company the Conversion Notices relating to the Preferred Share Conversion, duly executed by the Holder, in each case substantially in the form attached hereto as Exhibit A, and the Company hereby agrees to consummate the Preferred Share Conversion as specified therein.

Section 2. Preferred Share Exchange.

(a) Subject to the satisfaction of the conditions set forth herein, effective immediately prior to the delivery of the Issuance Shares pursuant to Section 4(a) of the Underwriting Agreement on the Closing Date, as defined in the Underwriting Agreement (the “Exchange Time”) the Company shall issue and deliver to the Holder one or more stock certificates representing all of the Exchange Shares, in each case registered in the name of the

Holder and bearing the legend specified in Section 5(e), and (ii) the Holder shall deliver to the Company stock powers duly endorsed in blank and original stock certificates with respect to each of the Series B Preferred Shares, the Series C Preferred Shares, the Series E Preferred Shares and the Series G Preferred Shares.

(b) The parties acknowledge that the Exchange Shares shall be issued to the Holder in satisfaction and exchange for all rights, title, interest and claims of the Holder in and pursuant to the Series B Preferred Shares, the Series C Preferred Shares, the Series E Preferred Shares and the Series G Preferred Shares, as the case may be, including in each case accrued and unpaid dividends thereon, without the payment of any additional consideration.

Section 3. Hold Harmless Agreement. As previously disclosed by the Company, an affiliate of the Holder, Aston Capital, LLC, a Delaware limited liability company (“Aston”) provided approximately $9.9 million in financing in 2013 to a group of the Company’s customers under the same ownership as each other who used the proceeds for the purchase of Company products. The Holder and Aston wish to reconfirm their agreement and understanding that (a) the Company has no obligations to Aston with respect to the financing arrangements between the customer and Aston, (b) neither the Company nor its Subsidiaries shall be liable, responsible or accountable in damages or otherwise to the Holder, Aston or their respective affiliates for any action taken or omitted to be taken by any of them in connection with such financing or purchase transaction, and (c) the Holder and Aston shall jointly and severally indemnify the Company and its Subsidiaries for any and all loss, liability, damage, claim or expense whatsoever, in each case incurred in connection with or as a result of such financing or purchase transaction, except the Company’s obligations to the customer in respect of its standard warranty on the products sold.

Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with the Holder as follows:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect (as defined below). Each Subsidiary (as defined below) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is qualified to do business as a foreign entity in each jurisdiction in which such qualification is required, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means: (a) a material adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of the Company and the Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement. Schedule 4(a) sets forth each direct or indirect subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries).

(b) Authorized Capital Stock. As of the date hereof and prior to the consummation of the Common Stock Offering, the Preferred Share Conversion and the issuance of the Additional Shares contemplated hereby, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which 85,494,207 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which (A) 1,000,000 have been designated Series B Preferred Stock, 2 shares of which are issued and outstanding, (B) 25,000 have been designated Series C Preferred Stock, 10,224 shares of which are issued and outstanding, (C) 10,000 have been designated Series E Preferred Stock, 5,000 shares of which are issued and outstanding and (D) 36,000 have been designated Series G Preferred Stock, 18,000 shares of which are issued and outstanding. Except as set forth on Schedule 4(b), the Company has not issued any shares since October 17, 2014, other than pursuant to employee or director equity incentive plans or purchase plans approved by the Board of Directors of the Company (the “Board”) and upon the exercise or conversion of options, warrants and preferred stock outstanding on such date. The issued and outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in Schedule 4(b) or as contemplated by this Agreement, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any agreements or commitments to issue or sell, shares of capital stock or other securities of the Company and there are no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company. Except as set forth in Schedule 4(b) or as contemplated by this Agreement, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act of 1933, as amended (the “Securities Act”), or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, rights of first offer, buy-sell rights, co-sale rights or “drag-along” rights) of any securities of the Company. With respect to each Subsidiary, (i) the Company directly or indirectly owns 100% of each such Subsidiary’s capital stock, (ii) all the issued and outstanding shares of each such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock, and (iv) there are no agreements or commitments obligating any Subsidiary to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company or any such Subsidiary. The Company does not directly or indirectly own, or have a right to acquire, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person, other than the Subsidiaries. For purposes of this Agreement, the term “Person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(c) Issuance, Sale and Delivery of the Shares. When issued, delivered and paid for in accordance with the terms hereof, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable and shall be free and clear of all liens, claims, encumbrances and restrictions, except as imposed by applicable securities laws. No further approval or authorization of the Board will be required for the issuance and sale of the Exchange Shares to be sold by the Company pursuant to the terms hereof.

(d) Due Execution, Delivery and Performance of Agreement. The Company has full legal right, corporate power and authority to authorize, execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this agreement, the performance of the Company’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company. The execution and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) violate any provision of the organizational documents of the Company, (ii) result in the creation of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, restriction, adverse claim, interference or right of third party of any nature upon any material assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any material agreement, commitment, undertaking, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument of any nature to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or any Subsidiary’s properties, may be bound or affected, or (iii) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental or quasi-governmental body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization, order, filing with, or action by or in respect of any court, regulatory body, administrative agency or other governmental or quasi-governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such as have been made or obtained. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Holder, this Agreement will constitute the valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Board Approval. The Board has duly delegated the approval of this Agreement and the consummation of the transactions contemplated hereby (including the issuance of the Exchange Shares) to the Audit Committee of the Board (the “Audit Committee”). The Audit Committee has, as of the date of this Agreement, at a meeting duly called and held, duly adopted resolutions to approve this Agreement and the consummation of the transactions contemplated hereby (including the issuance of the Exchange Shares).

(f) Valid Offering. Assuming the representations and warranties of the Holder contained herein are true and complete, the offer, conversion, exchange, and issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws. Neither the Company nor any Person acting on its behalf will knowingly take any action that would cause the loss of any such exemption.

(g) Litigation. There are no judicial, administrative, arbitral or mediation-related actions, suits, proceedings (public or private) or claims or proceedings by or before any regulatory body, agency, court, tribunal or governmental or quasi-governmental entity, foreign or domestic (“Governmental Entity”) pending or, to the knowledge of the Company, threatened that are reasonably likely to prohibit or restrain the ability of the Company to enter into this Agreement or consummate the transactions contemplated hereby.

(h) SEC Filings; Financial Statements.

(i) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the “SEC”) since January 1, 2012 , all of which are available to the Holder on the website maintained by the SEC at http://www.sec.gov/ (the “SEC Website”). All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein collectively as the “Company SEC Reports.” In addition, all documents filed as exhibits to the Company SEC Reports (“Exhibits”) are available on the SEC Website. All documents required to be filed as Exhibits to the Company SEC Reports have been so filed. As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the Company SEC Reports and the Company SEC Reports contain a complete and accurate description in all material respects of the Company’s and the Subsidiaries’ business.

(ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Subsidiaries’ as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are reasonably expected to be subject to normal and recurring year-end adjustments. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financials. The balance sheet of the Company contained in the Company SEC Report for the quarter ended September 30,

2014, is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any Subsidiary has incurred any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, except liabilities (i) reflected on, reserved against, or disclosed in the notes to the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice.

(i) Absence of Certain Developments. Except as expressly contemplated by this Agreement or the Underwriting Agreement, since September 30, 2014 through the date hereof, (i) the Company has conducted business only in the ordinary course of its business, and (ii) there has not been any Material Adverse Effect.

(j) NASDAQ Compliance and Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market. No order ceasing or suspending trading in any securities of the Company or prohibiting the Common Stock Offering or the issuance and/or sale of the Exchange Shares pursuant to this Agreement is in effect and no proceedings for such purpose are pending or threatened. The Company is in compliance with the continued listing requirements and standards of the NASDAQ Capital Market with respect to the Common Stock.

Section 5. The Holder’s Representations and Warranties. The Holder hereby represents and warrants to, and covenants with, the Company as follows:

(a) Investment Representations and Covenants. The Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities including the Exchange Shares it is receiving hereunder. The Holder is acquiring the Exchange Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Exchange Shares or any arrangement or understanding with any other persons regarding the distribution of such Exchange Shares within the meaning of Section 2(11) of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Exchange Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder understands that its acquisition of the Exchange Shares has not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

(b) Authorization; Validity of Agreement. The Holder has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, assuming the valid execution thereof by the Company and the other parties thereto, this Agreement shall constitute valid and binding obligations of the Holder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Holder will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, material contract or agreement, instrument, judgment, decree or order to which the Holder is a party or by which it is bound, except as would not reasonably be expected to have a material adverse effect on the ability of the Holder to consummate the transactions contemplated hereby.

(d) No Legal, Tax or Investment Advice. The Holder understands that nothing in this Agreement, the SEC Documents or any other materials presented to the Holder in connection with the exchange for the Exchange Shares constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its exchange for the Exchange Shares. The Holder acknowledges that it has not relied on any representation or warranty from the Company or any other Person in making its investment or decision to invest in the Company, except as expressly set forth in this Agreement.

(e) Restrictive Legend. The Holder understands that, until such time as a registration statement covering the Exchange Shares has been declared effective or the Exchange Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Exchange Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Section 6. Covenants.

(a) General.

(i) At and from time to time after the Closing Date, at the request of any party hereto, the other parties shall execute and deliver such additional certificates, instruments, and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

(ii) Each party hereto shall promptly inform the other party of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity in respect of the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(b) Public Announcements. The Company and the Holder will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law.

(c) NASDAQ Matters.

(i) The Company shall comply with all requirements of the NASDAQ Capital Market with respect to the Common Stock Offering and the issuance of the Exchange Shares pursuant to this Agreement. The Company shall take all necessary actions, including without limitation (x) providing appropriate notice to the NASDAQ Capital Market with respect to the Exchange Shares in order to obtain the listing of the Exchange Shares on the NASDAQ Capital Market as soon as reasonably practicable and (y) to the extent required, compliance with NASDAQ Listing Rule 5635 and Rule 14d-2 under the Exchange Act. Following the Closing Date and for so long as the Company qualifies as a “Controlled Company” (as defined in the NASDAQ Listing Rules), the Company shall comply with such requirements of the NASDAQ Capital Market as shall permit the Company to rely on the “Controlled Company” exemption from the requirements of NASDAQ Listing Rules 5605(b), (d) and (e), including without limitation, complying with the disclosure requirements set forth in Instruction 1 to Item 407(a) of Regulation S-K of the Securities Act of 1933, as amended.

(ii) To the extent required by NASDAQ Listing Rule 5635, RVL shall execute a stockholder consent approving the Common Stock Offering and/or the issuance of the Exchange Shares pursuant to this Agreement.

Section 7. Survival. The representations and warranties contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date until the eighteen (18) month anniversary of the Closing Date and any investigation or finding made by or on behalf of the Holder or the Company; provided that the representations and warranties in Sections 4(a), (b), (c) and (d) shall survive indefinitely or until the latest date permitted by law. The covenants and agreements contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date indefinitely or for the shorter period explicitly specified herein or therein. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 8. Closing Conditions. The respective obligations of the parties hereunder to consummate the transactions contemplated by this Agreement, including the effectiveness of the Conversion Notices and issuance of the Exchange Shares, are subject to (a) the satisfaction of the conditions specified in Section 6 of the Underwriting Agreement and (b) the receipt of the approval of the listing of the Exchange Shares on the NASDAQ Capital Market.

Section 9. Broker’s Fee. Except as set forth in Schedule 9, each of the parties hereto hereby represents to the other party that, on the basis of any actions and agreements by it, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for such party in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

Section 10. Assignment. This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) without the prior written consent of the other parties hereto. The Company shall execute such acknowledgements of such assignments and collateral assignments in such forms as the other parties may from time to time reasonably request. Any attempted assignment, delegation, or transfer in violation of this Section 10 shall be void and of no force or effect.

Section 11. Expenses. Upon the Closing Date, the Company shall pay the legal, accounting, financing and due diligence expenses incurred by the Holder in connection with such transactions contemplated hereby up to a maximum of $50,000, and (b) the legal and other costs and expenses incurred by the Company in connection with the transactions contemplated hereby will be borne by the Company.

Section 12. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Revolution Lighting Technologies, Inc.

177 Broad Street

Stamford, CT 06901

Attention: President

Telecopy No.: (204) 504-1150

with copies to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

200 South Orange Avenue, Suite 2900

Orlando, Florida 32801

Attn.: Suzan A. Abramson, Esq.

Telecopy No.: (407) 264-8243

Telephone No.: (407) 367-5436

or to such other person at such other place as the Company shall designate in writing; and

(b)	if to the Holder, to:

RVL 1 LLC

177 Broad Street

Stamford, CT 06901

Attention: Robert V. LaPenta

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Marita A. Makinen, Esq.

Telephone No.: (212) 419-5843

Telecopy No.: (973) 535-3357

or at such other address as may have been furnished to the Company in writing.

Section 13. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by each of the parties hereto.

Section 14. Headings. The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 15. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The submission of a signature page transmitted by facsimile (or other electronic transmission, including pdf) shall be considered as an “original” signature page for purposes of this Agreement.

Section 17. Entire Agreement. This Agreement, the attached Exhibits and Schedules, and the other agreements, documents and instruments contemplated hereby and referenced herein contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof.

Section 18. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written by the undersigned, or a duly authorized officer or representative thereof, as the case may be.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President and Chief Financial Officer

RVL 1 LLC

By:	/s/ James DePalma
	Name:	James DePalma
	Title:	Managing Member

Solely for the purposes of Section 3 of this Agreement:

ASTON CAPITAL, LLC

By:	/s/ James DePalma
	Name:	James DePalma
	Title:	Vice Chairman

Exhibit A

Form of Conversion Notice

RVL 1 LLC

c/o Aston Capital LLC

177 Broad Street

Stamford, CT 06901

November [—], 2014

Revolution Lighting Technologies, Inc.

177 Broad Street

Stamford, CT 06901

Attention: Robert V. LaPenta, Chief Executive Officer

Re: Notice of Election to [(i) Receive In Kind Dividend and (ii)] Convert Series [—] Preferred Stock

Dear Mr. LaPenta:

Reference is hereby made to that certain Certificate of Designations, Preferences and Rights of the Series [—] Preferred Stock of Revolution Lighting Technologies, Inc. (the “Corporation”), as filed with the Secretary of State for the State of Delaware on [—] (the “Certificate of Designations”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Certificate of Designations.

[Pursuant to Section 4(a) of the Certificate of Designations, RVL 1 LLC (“RVL”), as holder of [—] shares of Series [—] Preferred Stock (the “RVL Shares”), hereby elects to be paid the Series [—] Dividend, as accrued but unpaid through November 21, 2014, in kind through the issuance of [—] shares of Series [—] Preferred Stock (the “PIK Dividend”), calculated in accordance with the Certificate of Designations.]

Pursuant to Section 7(a) of the Certificate of Designations, RVL hereby elects to convert [—] shares of Series [—] Preferred Stock held by RVL[, equivalent to the RVL Shares plus the PIK Dividend,] into [—] fully paid and nonassessable shares of Common Stock (the “Optional Conversion”). In accordance with the Certificate of Designations, such number of shares of Common Stock is calculated by: (i) multiplying [—] shares of Series [—] Preferred Stock by the Series [—] Stated Value ($[—]); and (ii) dividing the result obtained pursuant to clause (i) above by the Series [—] Conversion Price ($[—]).

This notice and the election[s] made hereunder with respect to [the PIK Dividend and] the Optional Conversion shall be effective immediately upon the satisfaction of the conditions set forth in Section 8 of that certain Exchange Agreement, dated as of November 25, 2014, by and between the Corporation and RVL (the “Exchange Agreement”). For the avoidance of doubt, the election[s] described herein shall not be deemed to be made, and this notice shall be of no force or effect, unless and until the conditions set forth in Section 8 of the Exchange Agreement shall have been satisfied.

Very truly yours,

RVL 1 LLC

By:
	Name:	James A. DePalma
	Title:	Vice Chairman, Senior Managing Partner